UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2025

TMC THE METALS COMPANY INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-39281	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 West Hastings Street, 15th Floor Vancouver, British Columbia (Address of principal executive offices)	V6E 2J3 (Zip Code)

Registrant’s telephone number, including area code: (888) 458-3420

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
TMC Common Shares without par value	TMC	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one TMC Common Share, each at an exercise price of $11.50 per share	TMCWW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into Material Definitive Agreement.

On August 4, 2025, Tonga Offshore Mining Limited (“TOML”), a wholly owned subsidiary of TMC the metals company Inc. (the “Company”), entered into a revised sponsorship agreement (the “Sponsorship Agreement”) with the Kingdom of Tonga, acting through the Tonga Seabed Minerals Authority (“Tonga”), which replaces and supersedes the prior sponsorship agreement dated September 23, 2021. The Sponsorship Agreement formalizes Tonga’s continued support for TOML’s exploration activities under its exploration contract with the International Seabed Authority (“ISA”) within the TOML contract area in the Clarion-Clipperton Zone, and sets forth revised terms governing the relationship between the parties, including certain benefit entitlements to Tonga in connection with potential future commercial production by TOML or other Company subsidiaries.

Pursuant to the Sponsorship Agreement, TOML will continue to be obligated to pay Tonga a seabed mineral recovery payment based on the volume of polymetallic nodules recovered from the ISA contract area, subject to revised commercial criteria, and continuing until termination of the Sponsorship Agreement in accordance with its terms, including upon certain uncured breaches by the other party.

In connection with the Sponsorship Agreement, the Company executed a Deed of Guarantee and Indemnity (the “Deed”) in favor of Tonga, under which the Company guarantees certain financial obligations of TOML under Tongan law and the Sponsorship Agreement, and provides limited indemnification.

As further described in the Sponsorship Agreement and the Deed, on August 4, 2025, the Company issued to Tonga a warrant to purchase 1,000,000 common shares of the Company (the “Warrant”). The Warrant has an initial exercise price of $5.87 per share, becomes exercisable upon the satisfaction of certain conditions related to U.S. regulatory approvals and the Company’s commercial recovery efforts, as set forth in the Warrant, and expires five years from the date of issuance.

The foregoing descriptions of the Sponsorship Agreement, the Deed, and the Warrant do not purport to be complete and are qualified in their entirety by reference to the full text of each, copies of which are filed as Exhibits 10.1, 10.2, and 4.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

Strategy Event

The Company will host a strategy event (the “Strategy Event”) beginning at 9:00 a.m. EDT on August 4, 2025, to discuss the release of a pre-feasibility study in a report titled S-K 1300 NORI Area D Technical Report, dated August 4, 2025, the release of an initial assessment in a report titled Technical Report Summary—Initial Assessment of TOML and NORI Properties, Clarion-Clipperton Zone, dated August 4, 2025, the Sponsorship Agreement, and other Company updates. A slideshow presentation (the “Investor Presentation”) will accompany the Strategy Event. A copy of the Investor Presentation is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 7.01, including and the Investor Presentation, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Cautionary Note Regarding Forward-Looking Statements.

Except for historical information contained in this Current Report on Form 8-K (including Exhibit 99.1), this report contains forward-looking statements which involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied. Please refer to the cautionary statements included in the Investor Presentation, furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Common Share Purchase Warrant, dated August 4, 2025, issued to The Kingdom of Tonga
10.1†	Sponsorship Agreement, dated August 4, 2025, among The Government of The Kingdom of Tonga and Tonga Offshore Mining Limited
10.2†	Deed of Guarantee and Indemnity, dated August 4, 2025, by TMC the metals company Inc. in favor of The Kingdom of Tonga
99.1*	Investor Presentation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

† Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[***]”) because the identified confidential portions (i) are not material and (ii) is the type of information that the Company treats as private or confidential.

* The foregoing exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the Securities and Exchange Commission pursuant to Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TMC THE METALS COMPANY INC.

Date: August 4, 2025	By:	/s/ Craig Shesky
	Name:	Craig Shesky
	Title:	Chief Financial Officer